EXHIBIT NO. 99.(j) 5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm(s) and Financial Statements” and “Appendix M – Recipients of Non-Public Portfolio Holdings on an Ongoing Basis” in the Statement of Additional Information, each dated March 30, 2022, and each included in this Post-Effective Amendment No. 168 to the Registration Statement (Form N-1A, File No. 33-01657) of MFS Series Trust X (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated January 14, 2022, with respect to the financial statements and financial highlights of MFS Global Opportunistic Bond Fund (formerly, MFS Global Bond Fund) (one of the funds constituting MFS Series Trust X) included in its Annual Report to Shareholders (Form N-CSR) for the year ended November 30, 2021, into this Registration Statement, filed with the Securities and Exchange Commission.

Ernst & Young LLP
/s/ Ernst & Young LLP

Boston, Massachusetts

March 28, 2022